UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 6, 2012
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

Term Loan Agreement

On November 6, 2012, Enterprise Financial Services Corp (the “Company”) entered into a $12 million unsecured term loan agreement (the “Term Loan”) with US Bank National Association the proceeds of which are to be used to redeem the Company's preferred stock held by the U.S. Treasury.

The Term Loan has a maturity date of November 6, 2015. The interest rate on the Term Loan is based on one-month LIBOR plus 250 to 325 basis points, depending on the remaining principal balance of the Term Loan (with the current rate set at 325 basis points). Quarterly principal payments in the amount of $300,000 each are due and payable on March 31, June 30, September 30 and December 31, commencing on December 31, 2012. The Term Loan may be paid prior to maturity in whole or in part at the Company's option without penalty or premium.

The Term Loan is subject to the Company's ongoing compliance with a number of customary affirmative and negative covenants and financial covenants.

Any failure to comply with the financial and operating covenants of the Term Loan after any applicable cure periods would constitute a default, which could result in, among other things, the amounts outstanding, including all accrued interest, becoming immediately due and payable.

Repurchase Agreement

On November 7, 2012, the Company repurchased from the United States Department of the Treasury (the “Treasury”) all 35,000 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred”) pursuant to a letter agreement with the Treasury of that date (the “Repurchase Agreement”). The Company paid an aggregate purchase price of approximately $35.4 million to the Treasury, which included a $1,000 per share liquidation amount and approximately $399,000 for accrued and unpaid dividends. The Company originally sold the Series A Preferred to the Treasury on December 19, 2008 pursuant to the Treasury's Capital Purchase Program.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included under the caption “Term Loan Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01.     Other Events.

On November 7, 2012, the Company issued a press release regarding the repurchase of the Series A Preferred. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number        Description

99.1        Press Release dated November 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	November 7, 2012	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller